UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):
☑       No fee required.
☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐       Fee paid previously with preliminary materials.
☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

On November 2, 2010, Air Products sent a letter to the Airgas Board.  The full text of the letter is set forth below.

[Letterhead of Air Products and Chemicals, Inc.]

2 November 2010

Mr. John van Roden
Chairman
Airgas, Inc.
259 North Radnor-Chester Road
Suite 100
Radnor, PA 19087

Dear John:

Thank you for your call.  We look forward to meeting in person.  We do not believe $78 per share is a realistic valuation for Airgas, nor is it anywhere near what we are prepared to pay for Airgas on behalf of the Air Products shareholders.  Our valuation metrics demonstrate a value meaningfully below $70 per share.  Nevertheless, we believe a meeting of principals is in the best interests of both companies.

I will contact you directly to arrange the meeting.

Sincerely,

/s/ John E. McGlade

c:  Robert H. Young, Jr., Esq.